                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


Netrix International Corporation, Delaware
Netrix GmbH, Germany
Netrix S.r.l., Italy
Netrix (Australia) Pty Limited, Australia